SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________

Date of Report (Date of earliest event reported): March 31, 2008

HILLSTREAM PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51835	20-4142324
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

270 Presidential Drive, Wilmington, Delaware 19807
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (302) 743-2995

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

(a)(1)      (i)  On March 31, 2008, Hillstream Pharma Inc. (the “Company”) dismissed Raich Ende Malter & Co. LLP (“Raich Ende”) as its independent certifying public accountant.

(ii) Since January 3, 2006 (inception) through December 31, 2007, the accountant’s report on the financial statements contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope or accounting principles. The accountant’s report contained an explanatory paragraph describing going concern contingencies.

(iii) The dismissal was authorized and approved by the Board of Directors of the Company.

(iv) Since January 3, 2006 (inception) through December 31, 2007 and the interim periods preceding the dismissal of Raich Ende, there were no disagreements with Raich Ende on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Raich Ende, would have caused Raich Ende to make reference to the subject of that disagreement in its reports on the Company’s financial statements.

The Company requested that Raich Ende furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01(a)(1)(i), (ii) and (iv). A copy of the letter furnished by Raich Ende in response to this request, dated April 4, 2008, is filed as Exhibit 16.1 to this Form 8-K.

(2)      On March 31, 2008, the Company engaged Friedman LLP (“Friedman”) as its new independent certifying public accountant. During the two most recent fiscal years and the interim period preceding the engagement of Friedman, the Company has not consulted with Friedman regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Friedman or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number	Description

16.1	Letter from Raich Ende Malter & Co. LLP regarding change in independent certifying public accountant, dated April 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2008	HILLSTREAM PHARMA INC.

By: /s/ Randy Milby
Name: Randy Milby
Title: President